UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:  November 8, 2010)

ALL AMERICAN GROUP, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N/A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                 Other Events

All American Group, Inc. today announced it has agreed to be acquired by All American Group Holdings, LLC, an affiliate of H.I.G. All American, LLC, in a merger that would result in AAG’s shareholders (other than H.I.G.) receiving $0.20 per share, plus an interest in a liquidating trust that will have a contingent right to receive proceeds from the sale of certain of AAG’s assets. A copy of the press release making the announcement has been filed as an exhibit to this report.

A copy of the definitive merger agreement will be filed as an exhibit to a report on Form 8-K no later than Friday, November 12, 2010.

Item 9.01    Financial Statements and Exhibits

(d)	The following exhibit is furnished as a part of this Report:

99.1   Press Release dated November 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN GROUP, INC.

Date:	November 8, 2010	By:	/s/ Martin Miranda
Martin Miranda, Secretary